[Exhibit 99.1]
                           [Logo of CBRL Group, Inc.]

                                                  Contact:     Lawrence E. White
                                                          Senior Vice President,
                                                               Finance and Chief
                                                               Financial Officer


                       CBRL GROUP, INC. TO PRESENT AT THE
                     2004 PIPER JAFFRAY CONSUMER CONFERENCE

Lebanon, TN (June 7, 2004) - CBRL Group, Inc. (the "Company") (NASDAQ: CBRL) will be presenting at the 2004 Piper Jaffray Consumer Conference to be held in New York City at the New York Palace Hotel on Wednesday, June 9, 2004, at 9:05 a.m. Eastern Time (8:05 a.m. Central Time). An audio webcast of the presentation will be available over the Internet at http://www.piperjaffray.com/ccwebcast.

     The replay of the webcast will be available one hour after the presentation ends and will be accessible for 14 days. The archived webcast will also be available on the Company's website at www.cbrlgroup.com through June 22, 2004.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 500 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 107 company-operated and 19 franchised Logan's Roadhouse restaurants in 17 states.


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